EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in Registration Statement No. 333-80897 of Gateway Energy Corporation on Form S-8 of our report dated July 15, 2005 except for Note 13, as to which the date is July 27, 2005, appearing in this Annual Report on Form 10-KSB of Gateway Energy Corporation for the year ended December 31, 2004.


/s/ Pannell Kerr Forster of Texas, P.C.
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    Pannell Kerr Forster of Texas, P.C.


Houston, Texas
July 29, 2005